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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 19, 1998
                                                                  --------

                        BRIDGESTREET ACCOMMODATIONS, INC.
                        ---------------------------------

             (Exact name of Registrant as specified in its charter)


       DELAWARE                   000-22843                     04-3327773
       --------                   ---------                     ----------
(State or other jurisdiction     (Commission                 (I.R.S. Employer
      of incorporation)          File Number)                Identification No.)

      30670 BAINBRIDGE ROAD, SOLON, OH                           44139
      --------------------------------                           -----
     (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:          (440) 248-3005


                                      N.A.
                                      ----
          (Former name or former address, if changed since last report)







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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS:

On February 19, 1998, BridgeStreet Accommodations, Inc. (the "Company") completed the acquisition of all of the issued and outstanding capital stock of London Life Apartments Limited ("London Life"), a privately held corporation that provides corporate lodging services in London, U.K. The transaction consisted of the issuance of approximately 195,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock") and the payment of $5.4 million in cash.

The cash portion of the purchase price was funded from the proceeds of the Company's September 1997 initial public offering of Common Stock. The purchase price paid by the Company in connection with the acquisition was determined as the result of negotiations between the Company and London Life.

London Life was founded in 1988 and provides both short and long term living accommodations primarily to large corporations. London Life currently leases and manages approximately 200 apartment units throughout Central London.

























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ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS:

(a)      Financial Statements:

         In accordance with Item 7(a)(4) of Form 8-K, financial statements will be filed by amendment to this Form 8-K no later than 60 days after March 4, 1998.

(b)      Pro Forma Financial Information:

         In accordance with Item 7(b) of Form 8-K, the required pro forma financial statements will be filed by amendment to this Form 8-K no later than 60 days after March 4, 1998.

(c)      Exhibits:

         (2) - Purchase Agreement, dated February 19, 1998 among BridgeStreet Accommodations, Inc. and London Life Apartments Limited.
























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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:


         BRIDGESTREET ACCOMMODATIONS, INC.


         By: /s/ Mark D. Gagne, C.P.A
            ----------------------------------------
                 Mark D. Gagne, C.P.A.
                 Chief Financial Officer



         Date:    March 4, 1998



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